CONSENT OF COUNSEL
                              ------------------


     We hereby consent to the use of our name and to the references to our firm under the caption "counsel" included in and made part of Part B of Post-Effective Amendment No. 25 to the Registration Statement (No. 2-66073) on Form N-1A under Securities act of 1933, as amended, of NRM Investment Company.

                                        HENDERSON, WETHERILL, O'HEY & HORSEY


                                        By: /s/Edward Fackenthal
                                            --------------------------------
                                            Edward Fackenthal

Dated: 10/26/99